SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                  FORM 8-K / A
                                 AMENDMENT NO. 1




             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 23, 1996
                        (Date of Earliest Event Reported)



                           Commission File No. 1-12590




                            GABLES RESIDENTIAL TRUST
                             A MARYLAND CORPORATION
                  I.R.S. EMPLOYER IDENTIFICATION NO. 58-2077868
                              2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339
                            TELEPHONE: (770) 436-4600


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ITEM  2.    ACQUISITION OR DISPOSITION OF ASSETS
- ----  --    ------------------------------------

On April 23, 1996, Gables Residential Trust (collectively with its subsidiaries, the "Company") through Gables GP, Inc., (a wholly-owned subsidiary of the Company and the general partner of Gables Realty Limited Partnership) and Gables Realty Limited Partnership (the "Operating Partnership", of which the Company owns the sole general partner and holds an approximate 82.9% economic interest), acquired all of the partnership interests in two Texas general partnerships, Pin Oak Green and Pin Oak Park Apartments for $65.3 million. Each acquired partnership owns a multifamily apartment community located in Houston, Texas, collectively comprising 1,059 apartment homes in total. The occupancy rate of the 1,059 apartment homes was approximately 89% as of April 23, 1996.

The acquisition was financed primarily through borrowings under the Company's $175 million unsecured revolving credit facility with Wachovia Bank of Georgia, N.A., as agent bank, and four other participant banks.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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(a) FINANCIAL STATEMENTS OF PARTNERSHIPS ACQUIRED

     The financial statements required by Item 7(a) relating to the acquisition of Pin Oak Green and Pin Oak Park Apartments described in Item 2 of this filing are attached hereto as Exhibit 99.1 and incorporated herein by this reference.

(b) PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information required by Item 7(b) relating to the acquisition of Pin Oak Green and Pin Oak Park Apartments described in Item 2 of this filing is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

(c) EXHIBITS

EXHIBIT
  NO.   DESCRIPTION
- ----------------------------------------------------
99.1    Financial statements required by Item 7(a)
99.2    Pro forma  financial information required by Item 7(b)
23.1    Consent of Independent Public Accountants

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                                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            GABLES RESIDENTIAL TRUST


Date:   July 2, 1996                       By:/s/ Marvin R. Banks, Jr.
                                              -------------------------
                                               Marvin R. Banks, Jr.
                                               Vice President and Chief
                                               Financial Officer

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                                INDEX TO EXHIBITS


EXHIBIT  DESCRIPTION                                              PAGE
- -------  -----------                                              ----
99.1     Financial  statements  required by Item 7(a)                6

99.2     Pro forma financial information required by Item 7(b)      10

23.1     Consent of Independent Public Accountants                  17